Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2019 SECOND QUARTER AND
UPDATES ITS FISCAL 2019 GUIDANCE

Melville, New York – March 6, 2019 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the second fiscal quarter ended January 31, 2019 and updated its fiscal 2019 guidance.

Fiscal 2019 Second Quarter Highlights

•
Net sales for the second quarter of fiscal 2019 were $164.1 million as compared to the $133.7 million achieved during the second quarter of fiscal 2018, representing an increase of $30.4 million, or 22.7%.

•	Bookings during the second quarter of fiscal 2019 were $123.3 million, with a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.75.

•
Backlog as of January 31, 2019 was $586.4 million. Backlog does not include the portions of multi-year contracts that have not been funded. As such, the total value of multi-year contracts that Comtech has received is substantially higher.

•
Comtech received a number of strategic contracts and orders, including: (i) $11.9 million of orders for cyber security training solutions; (ii) $11.6 million in orders from the U.S. Navy to purchase Comtech’s SLM-5650B satellite modems, upgrade kits and related services; (iii) $6.9 million of orders to provide ongoing sustainment services to the U.S. Army for the AN/TSC-198A SNAP VSATs; (iv) $5.2 million of orders from the U.S. Army to supply Manpack Satellite Terminals, networking equipment and other advanced VSAT products; (v) a two-year agreement worth $3.6 million from a Fortune 500 company to provide location-based services (“LBS”) platforms and applications; (vi) $3.0 million of orders for antenna feeds to be incorporated into portable and inflatable 1.2-meter and 2.4-meter SATCOM terminals; (vii) a $2.5 million order from a top-tier telecommunications service provider for various LBS platforms and applications; (viii) a $1.7 million order for satellite block up converters ("BUCs"); and (ix) $1.1 million of incremental funding from the U.S. Army to support Blue Force Tracking-1 activities.

•
GAAP operating income of $12.4 million, GAAP net income of $7.8 million and GAAP earnings per diluted share ("EPS") of $0.32 reflects the impact of several steps taken by Comtech to improve operating efficiencies and make progress towards achieving its long-term business goals. As presented in more detail in the below table, these steps include: (i) the incurrence of $1.8 million of acquisition plan expenses primarily associated with the closing of its acquisition of Solacom Technologies Inc. ("Solacom"), which was completed on February 28, 2019; (ii) the incurrence of $3.9 million of estimated contract settlement costs related to an ongoing repositioning of Comtech's enterprise technology product solutions that it initiated during the quarter; and (iv) a benefit of $3.2 million related to a favorable resolution of a TCS intellectual property litigation matter. Excluding the financial impact of these steps, operating income would have been $14.9 million, net income would have been $9.7 million and earnings per diluted share would have been $0.40.

•
Adjusted EBITDA for the second quarter of fiscal 2019 was $23.2 million as compared to the $14.5 million achieved during the second quarter of fiscal 2018, representing an increase of $8.7 million, or 60.0%. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•	Cash flows from operating activities were $27.2 million.

- more -

In commenting on Comtech’s performance for the second quarter of fiscal 2019, Fred Kornberg, President and Chief Executive Officer, noted, "Our second quarter results exceeded our expectations on almost every front. We generated strong operating results, our business momentum remains strong and our pipeline of opportunities is growing. Looking forward, I am very excited about the closing of our strategic acquisition of Solacom, as it allows us to further participate in the safety and security markets which we believe are at growth inflection points.  Given the successful execution of our business strategies to-date and the positive trajectory of our business, we are increasing our targeted goals for consolidated net sales and Adjusted EBITDA for fiscal 2019."

Updated 2019 Fiscal Year Financial Targets

•
Comtech is increasing its fiscal 2019 consolidated net sales goal to a range of approximately $645.0 million to $660.0 million and is increasing its Adjusted EBITDA goal to a range of approximately $85.0 million to $89.0 million as compared to a prior goal for net sales of between $625.0 million to $640.0 million and Adjusted EBITDA of $84.0 million to $88.0 million. These targets reflect the benefit of strong demand it continues to see in many of its key product lines as well as a nominal financial contribution from Solacom. If order flow remains strong and Comtech can achieve all of its fiscal 2019 business goals, it is possible that consolidated net sales and Adjusted EBITDA could be higher than its targeted amounts.

•
Comtech's updated GAAP EPS target for fiscal 2019 is now within a range of $0.86 to $0.98 as compared to the prior range of $0.95 to $1.08. This change in GAAP EPS reflects the benefits of increased sales and operating performance, offset by: (i) net operating expenses of $2.5 million or $0.08 per GAAP EPS associated with steps taken during the second quarter of fiscal 2019 to improve operating efficiencies and make progress towards achieving Comtech’s long-term business goals; (ii) an increase in amortization of intangibles of $0.5 million or $0.02 per GAAP EPS during the second half of fiscal 2019 related to the acquisition of Solacom; (iii) an increase in estimated interest expense of $0.8 million or $0.03 per GAAP EPS; and (iv) $1.0 million or $0.03 per GAAP EPS of acquisition plan expenses expected to be incurred during the third quarter of fiscal 2019 related to a targeted acquisition in addition to Solacom.

•
Comtech’s updated fiscal 2019 targets have been impacted by a number of shifts in the anticipated timing of potential awards and overall product mix changes, including the impact of the repositioning of its enterprise technology solution offerings. As such, Comtech now expects third quarter net sales to approximate the amount it achieved during the second quarter of fiscal 2019 with GAAP operating income and Adjusted EBITDA approximating $9.0 million and $20.0 million, respectively. Given the strength of its backlog and timing of anticipated orders, Comtech’s fourth quarter of fiscal 2019 is expected to be the peak quarter of the fiscal year for Adjusted EBITDA.

•
After considering the impact of all GAAP operating expenses, Comtech anticipates consolidated GAAP operating income, in dollars, to be higher than the $35.1 million achieved in fiscal 2018 and, as a percentage of consolidated net sales, to be similar to the 6.2% it achieved in fiscal 2018.

•	Comtech's estimated effective income tax rate for fiscal 2019 (excluding net discrete items) is expected to approximate 23.0%.

•
There is no certainty that Comtech’s targeted acquisition plan will be successful and, except for the $1.0 million of acquisition plan expenses anticipated in the third quarter of fiscal 2019, Comtech’s updated fiscal 2019 financial targets do not include any impact of such targeted acquisition plan.

Additional information about Comtech’s second quarter financial results and Business Outlook for Fiscal 2019 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s second quarter investor presentation which is located on its website at www.comtechtel.com.

- more -

Conference Call
Comtech has scheduled an investor conference call for 8:30 AM (ET) on Thursday, March 7, 2019. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876‑9173 (domestic), or (785) 424‑1667 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839‑2435 or (402) 220‑7212. In addition, an updated investor presentation, including earnings guidance, is available on Comtech's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of Solacom Technologies Inc. (“Solacom”) will not be fully realized, or will not be realized within the anticipated time period; the risk that Comtech’s and Solacom’s businesses will not be integrated successfully; the possibility of disruption from the Solacom acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's ongoing evaluation and repositioning of its enterprise technology solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Dynamic Network Access Technology ("HEIGHTS" or "HDNA"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2019	2018	2019	2018

Net sales	$164,133,000	133,731,000	$324,977,000	255,300,000
Cost of sales	102,888,000	82,930,000	205,963,000	156,783,000
Gross profit	61,245,000	50,801,000	119,014,000	98,517,000

Expenses:
Selling, general and administrative	31,987,000	27,215,000	63,834,000	55,690,000
Research and development	13,983,000	13,435,000	27,193,000	27,185,000
Amortization of intangibles	4,288,000	5,268,000	8,577,000	10,537,000
Settlement of intellectual property litigation	(3,204,000)	—	(3,204,000)	—
Acquisition plan expenses	1,778,000	—	2,908,000	—
	48,832,000	45,918,000	99,308,000	93,412,000

Operating income	12,413,000	4,883,000	19,706,000	5,105,000

Other expenses (income):
Interest expense	2,267,000	2,519,000	4,936,000	5,107,000
Write-off of deferred financing costs	—	—	3,217,000	—
Interest (income) and other	(51,000)	(48,000)	15,000	(9,000)

Income before provision for (benefit from) income taxes	10,197,000	2,412,000	11,538,000	7,000
Provision for (benefit from) income taxes	2,371,000	(13,349,000)	244,000	(14,094,000)

Net income	$7,826,000	15,761,000	$11,294,000	14,101,000

Net income per share:
Basic	$0.33	0.66	$0.47	0.59
Diluted	$0.32	0.66	$0.47	0.59

Weighted average number of common shares outstanding – basic	24,034,000	23,816,000	24,017,000	23,805,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,168,000	23,953,000	24,245,000	23,942,000

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2019	July 31, 2018
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$45,997,000	43,484,000
Accounts receivable, net	138,920,000	147,439,000
Inventories, net	87,395,000	75,076,000
Prepaid expenses and other current assets	13,493,000	13,794,000
Total current assets	285,805,000	279,793,000
Property, plant and equipment, net	28,391,000	28,987,000
Goodwill	290,633,000	290,633,000
Intangibles with finite lives, net	232,219,000	240,796,000
Deferred financing costs, net	3,495,000	2,205,000
Other assets, net	2,784,000	2,743,000
Total assets	$843,327,000	845,157,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,057,000	43,928,000
Accrued expenses and other current liabilities	60,343,000	65,034,000
Dividends payable	2,382,000	2,356,000
Contract liabilities	35,027,000	34,452,000
Current portion of long-term debt	—	17,211,000
Current portion of capital lease and other obligations	1,284,000	1,836,000
Interest payable	640,000	499,000
Total current liabilities	129,733,000	165,316,000
Non-current portion of long-term debt, net	174,500,000	148,087,000
Non-current portion of capital lease and other obligations	490,000	765,000
Income taxes payable	414,000	2,572,000
Deferred tax liability, net	13,521,000	10,927,000
Long-term contract liabilities	8,336,000	7,689,000
Other liabilities	3,456,000	4,117,000
Total liabilities	330,450,000	339,473,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 38,950,547 shares and 38,860,571 shares at January 31, 2019 and July 31, 2018, respectively	3,895,000	3,886,000
Additional paid-in capital	539,273,000	538,453,000
Retained earnings	411,558,000	405,194,000
	954,726,000	947,533,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2019 and July 31, 2018)	(441,849,000)	(441,849,000)
Total stockholders’ equity	512,877,000	505,684,000
Total liabilities and stockholders’ equity	$843,327,000	845,157,000
- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, acquisition plan expenses or strategic alternatives analysis expenses, facility exit costs, settlement of intellectual property litigation and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2019 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended		Six months ended		Fiscal
	January 31,		January 31,		Year
	2019	2018	2019	2018	2018
Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$7,826,000	15,761,000	$11,294,000	14,101,000	$29,769,000
Provision for (benefit from) income taxes	2,371,000	(13,349,000)	244,000	(14,094,000)	(5,143,000)
Interest (income) and other	(51,000)	(48,000)	15,000	(9,000)	254,000
Write-off of deferred financing costs	—	—	3,217,000	—	—
Interest expense	2,267,000	2,519,000	4,936,000	5,107,000	10,195,000
Amortization of stock-based compensation	1,191,000	1,080,000	2,237,000	1,827,000	8,569,000
Amortization of intangibles	4,288,000	5,268,000	8,577,000	10,537,000	21,075,000
Depreciation	2,849,000	3,317,000	5,700,000	6,663,000	13,655,000
Estimated contract settlement costs	3,886,000	—	3,886,000	—	—
Settlement of intellectual property litigation	(3,204,000)	—	(3,204,000)	—	—
Acquisition plan expenses	1,778,000	—	2,908,000	—	—
Facility exit costs	—	—	1,373,000	—	—
Adjusted EBITDA	$23,201,000	14,548,000	$41,183,000	24,132,000	$78,374,000

- more -

In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share for the three and six months ended January 31, 2019 to the corresponding non-GAAP measures is shown in the table below:

	January 31, 2019
	Three months ended			Six months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$12,413,000	$7,826,000	$0.32	$19,706,000	$11,294,000	$0.47
Estimated contract settlement costs	3,886,000	2,992,000	0.12	3,886,000	2,992,000	0.12
Settlement of intellectual property litigation	(3,204,000)	(2,467,000)	(0.10)	(3,204,000)	(2,467,000)	(0.10)
Acquisition plan expenses	1,778,000	1,369,000	0.06	2,908,000	2,239,000	0.09
Facility exit costs	—	—	—	1,373,000	1,057,000	0.04
Write-off of deferred financing costs	—	—	—	—	2,477,000	0.10
Net discrete tax benefit	—	—	—	—	(2,432,000)	(0.10)
Non-GAAP measures	$14,873,000	$9,720,000	$0.40	$24,669,000	$15,160,000	$0.63

* Per share amounts may not foot due to rounding.
ECMTL
###